UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 22, 2011
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 22, 2011, the Company’s Board of Directors promoted Dennis Zank to the position of Chief Operating Officer, effective January 3, 2012.  Mr. Zank succeeds Chet Helck, who has held that office since 2002.  Mr. Zank, age 57, has been the President of Raymond James & Associates, Inc. (“RJA”), since 2003.  At RJA, one of the Company’s broker-dealer subsidiaries, he had primary responsibility for its Private Client Group operations.  Mr. Helck will continue to have responsibility for Private Client Group operations for our domestic and international broker-dealers.

On November 22, 2011, the Company’s Board of Directors also adopted a new equity incentive plan, the Raymond James Financial, Inc. 2012 Stock Incentive Plan (the “new plan”) and directed that it be submitted to shareholders for their approval at the Company’s annual meeting on February 23, 2012.  Although the new plan is an “omnibus plan” under which options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights and cash can be awarded, the Company expects that it will continue its current practice of awarding only cash, options and restricted stock units (including dividend equivalent rights) for the foreseeable future.  The new plan’s initial share reservation will be 16,000,000 shares.  In addition, under the new plan, the Company’s existing equity award plans (i.e., the 2002 Incentive Stock Option Plan, the 1996 Stock Option Plan for Key Management Personnel, the Stock Option Plan for Outside Directors, the 2007 Stock Option Plan for Independent Contractors, the 2005 Restricted Stock Plan and the 2007 Stock Bonus Plan (the “predecessor plans”)) will “pour over” into the new plan the shares remaining in those plans on the date of the approval by shareholders. Any shares that would otherwise return to the predecessor plans by virtue of forfeiture, termination or expiration of awards granted under the predecessor plans will also become available under the new plan.  The new plan will be attached as an appendix to the Company’s proxy statement for the February shareholder meeting.  On November 22, 2011, contingent options for 25,000 shares each were granted under the new plan to Mr. Reilly, Mr. Zank and Mr. Julien as part of the Company’s biennial option grant cycle to permit the use of the new plan’s Internal Revenue Code section 162(m) provisions for those options.

Item 7.01 Regulation FD Disclosure

On November 28, 2011, the Company issued a press release to announce several senior management promotions and changes.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information furnished in this item, including Exhibit 99.1, is not deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.  This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following is filed as an exhibit to this report:

Exhibit No.

99.1 Press release dated November 28, 2011, issued by Raymond James Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: November 29, 2011	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance,
Chief Financial Officer and Treasurer